ADMA Biologics Provides Corporate Update and Reports First Quarter 2017 Financial Results

RAMSEY, N.J. – May 12, 2017 – ADMA Biologics, Inc. (NASDAQ: ADMA), a late-stage biopharmaceutical company that develops, manufactures, and intends to commercialize specialty plasma-based biologics for the proposed treatment of immune deficiencies and prevention of certain infectious diseases, today announced its financial results for the quarter ended March 31, 2017, and provided a corporate update.

“Throughout the first quarter of 2017, we continued to collaborate with Biotest Pharmaceuticals on our integration plan, and we look forward to completing and consummating our transformative transaction to acquire certain manufacturing and therapy-related business assets of Biotest Pharmaceuticals, expected to occur in June 2017,” stated Adam Grossman, President and Chief Executive Officer of ADMA. “Also during the first quarter of 2017, we entered into a long-term lease where we plan to construct our third ADMA BioCenter and expand our plasma collection network in Georgia. We are also encouraged by our continued quarter over quarter revenue growth generated from our plasma centers during the first quarter of 2017.”

2017 Anticipated Goals and Milestones

•	Consummate and Close Biotest Therapy Business Unit (“BTBU”) Acquisition
•	Successfully Integrate BTBU Operations into ADMA Biologics
•	Progress Warning Letter and Inspection Issues Remediation Efforts for the Biotest Boca Facility and Work to Establish a Timeline with the FDA for Such Remediation
•	Generate Accretive Revenues From FDA-Approved BTBU Acquired Assets
•	Progress Resubmission of Biologics License Application for RI-002
•	Initiate Buildout of Additional ADMA BioCenters Plasma Collection Operations
•	Initiate New Specialty Plasma Collection Programs at ADMA BioCenters

Financial Results for the Three Months Ended March 31, 2017

At March 31, 2017, ADMA had cash, cash equivalents and short-term investments of approximately $8.8 million, as compared to approximately $15.3 million at December 31, 2016.

The consolidated net loss for the first quarter ended March 31, 2017 was approximately $6.5 million, or ($0.51) per share, as compared to a consolidated net loss of approximately $4.6 million, or ($0.43) per share for the first quarter ended March 31, 2016. ADMA reported revenues of approximately $2.6 million for the first quarter ended March 31, 2017, compared to approximately $2.1 million for the first quarter ended March 31, 2016, which represents approximately 24% growth quarter-over-quarter. This growth was primarily attributable to sales generated from our second plasma center pursuant to our plasma supply agreement with SK Plasma Co., Ltd. The quarter-over-quarter increased net loss of approximately $1.9 million was primarily attributable to increased general and administrative expenses of approximately $2.6 million as a result of fees incurred for the proposed acquisition of the Biotest Therapy Business Unit, comprised of legal, accounting, financial advisory fees related to the issuance of a fairness opinion, and due diligence fees, in addition to increased cost of product revenue directly related to the increase in product revenue. Included in the net loss for the first quarter ended March 31, 2017 were non-cash expenses of approximately $0.2 million for stock-based compensation and approximately $0.1 million for depreciation and amortization.

About ADMA Biologics, Inc. (ADMA)

ADMA is a late-stage biopharmaceutical company that develops, manufactures and intends to commercialize specialty plasma-based biologics for the proposed treatment of Primary Immune Deficiency Disease (PIDD) and the prevention and treatment of certain infectious diseases. ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease, or who may be immune-compromised for medical reasons. ADMA has received U.S. Patent 9,107,906 relating to certain aspects of its product candidate. For more information, please visit www.admabiologics.com.

Forward-Looking Statements

This press release contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "intend," "target,” “will," “is likely,” "would," "may," or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning our ability to develop, manufacture, and commercialize specialty plasma-based biologics for the proposed treatment of immune deficiencies and the prevention of certain infectious diseases, the success of our work with our third party vendors and the U.S. Food and Drug Administration in furtherance of and progress towards an approval of our Biologics License Application for specialty plasma-based biologics and the ability of such third parties to respond adequately or in a timely manner to the issues raised by the FDA, our ability to successfully pursue commercialization and prelaunch activities, the timeframe within which we may receive approval from the FDA for specialty plasma-based biologics, if at all, the potential of our specialty plasma-based biologics to provide meaningful clinical improvement for patients living with PIDD or other indications and our ability to realize increased prices for plasma growth in the plasma collection industry .. These forward-looking statements also involve risks and uncertainties concerning our ability to complete and close the proposed transaction described herein, the expected closing date of such transaction, the anticipated benefits and synergies of such transaction, anticipated future combined businesses, operations, products and services, and liquidity, debt repayment and capital return expectations. Actual events or results may differ materially from those described in this document due to a number of important factors. These factors include, among others, the outcome of regulatory reviews of the proposed transaction; the ability of the parties to complete the transaction; the ability of ADMA to successfully integrate the to-be acquired therapy business, operations (including manufacturing and supply operations), sales and distribution channels, business and financial systems and infrastructures, research and development, technologies, products, services and employees; the ability of the parties to retain their customers and suppliers; the ability of the parties to minimize the diversion of their managements’ attention from ongoing business matters; ADMA’s ability to manage the increased scale, complexity and globalization of its business, operations and employee base post-closing, among others. Forward-looking statements are subject to many risks and uncertainties that could cause our actual results and the timing of certain events to differ materially from any future results expressed or implied by the forward-looking statements, including those risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements.

CONTACT: Brian Lenz

Vice President and Chief Financial Officer |201-478-5552 | www.admabiologics.com

ADMA BIOLOGICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2017 and 2016

(Unaudited)

	2017	2016

REVENUES:
Product revenue	$2,593,163	$2,088,178
License and other revenue	35,708	35,708
Total Revenues	2,628,871	2,123,886

OPERATING EXPENSES:
Cost of product revenue	1,616,287	1,266,421
Research and development	1,192,727	2,027,712
Plasma centers	1,479,476	1,280,419
General and administrative	4,277,384	1,707,870

TOTAL OPERATING EXPENSES	8,565,874	6,282,422

LOSS FROM OPERATIONS	(5,937,003)	(4,158,536)

OTHER INCOME (EXPENSE):
Interest income	18,568	13,508
Interest expense	(618,528)	(467,441)
OTHER EXPENSE, NET	(599,960)	(453,933)

NET LOSS	$(6,536,963)	$(4,612,469)

NET LOSS PER COMMON SHARE,
Basic and Diluted	$(0.51)	$(0.43)

WEIGHTED AVERAGE SHARES
OUTSTANDING, Basic and Diluted	12,886,741	10,710,587

CONDENSED CONSOLIDATED Balance Sheet INFORMATION:

	March 31, 2017	*December 31, 2016
Assets	(Unaudited)
Cash, cash equivalents and short-term investments	$8,787,928	$15,305,051
Total Assets	$17,594,918	$23,685,085

Accumulated deficit	$(113,471,781)	$(106,934,818)
Total Stockholders’ Deficiency	$(10,758,348)	$(4,457,262)

*Condensed from audited financial statements